UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant To Section 14(A) of the Securities
Exchange Act of 1934

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PROTEA BIOSCIENCES GROUP, INC.

(Name of Registrant As Specified In Its Charter)

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PROTEA BIOSCIENCES GROUP, INC.
1311 Pineview Drive Suite 501
Morgantown, West Virginia 26505

NOTICE OF CONSENT SOLICITATION

To the stockholders of Protea Biosciences Group, Inc.:

Notice is hereby given that we are seeking the written consents of stockholders holding a majority of our issued and outstanding share of common stock (the “Majority Stockholders”) as of August 18, 2016 (the “Record Date”) acting in lieu of a special meeting (the “Consents”) to authorize and approve the following two proposals (the “Proposals”):

1	To amend our Certificate of Incorporation (the “Charter Amendment”) to increase our authorized capitalization from 250,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 350,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Authorized Common Stock Increase”); and
2	To approve a reverse stock split of the Company's issued and outstanding Common Stock within a range of between one-for-fifteen (1:15) and one-for-fifty (1:50) (the “Reverse Stock Split”), granting our Board of Directors (the "Board") with discretionary authority to determine the exact ratio of the Reverse Stock Split, and to approve a form of an amended and restated Certificate of Incorporation (the “Amended and Restated Charter”), implementing the Reverse Stock Split, at such time and date, if it all, as determined by the Board in the exercise of its sole discretion.

The actions pursuant to this Consent Solicitation shall be taken in the following order:

(i) With respect to Proposal #1, we intend to effectuate the Charter Amendment by filing it with the Delaware Secretary of State immediately upon receipt of properly executed required Consents from the holders of majority of the outstanding shares of our Common Stock as of the Record Date (the “Majority Stockholders”);

(ii) With respect to Proposal #2, we intend to effectuate the Reverse Stock Split and the Amended and Restated Charter, if any, by filing the Restated Charter with the Delaware Secretary of State upon receipt of requisite Consents but, in any event, (a) subsequent to the filing of the Charter Amendment; (b) prior to or upon the date that a registration statement on Form S-1 for the contemplated public offering of the Company’s Common Stock is declared effective by the SEC; and (c) upon announcement of the Reverse Stock Split by FINRA on the Daily List.

Our Board fixed August 18, 2016 as the Record Date for holders of our Common Stock who will be entitled to participate in this Consent Solicitation and provide Consents. This Notice of Consent Solicitation is being issued by the Company and is intended to be mailed on or about August ____, 2016 to all holders of our Common Stock as of the Record Date. We are not holding a special meeting of stockholders in connection with the Proposals described herein. The Consent Solicitation Statement on the following pages describes the matters presented to stockholders herein. The entire Consent Solicitation Statement is available for review by each stockholder on https://proteabio.com.

The Board requests that you sign, date and return the Consents included as Annex A to the Consent Solicitation Statement in the enclosed envelope (or by telephone or via the internet) as soon as possible, but no later than _______, 2016.

By Order of the Board of Directors,

/s/ Stephen Turner

Stephen Turner
Chief Executive Officer and Director
August 16, 2016

PROTEA BIOSCIENCES GROUP, INC.
1311 Pineview Drive Suite 501
Morgantown, West Virginia 26505

CONSENT SOLICITATION STATEMENT

August ___, 2016

This Consent Solicitation Statement is being furnished to holders of Common Stock of Protea Biosciences Group, Inc., a Delaware corporation (“Protea,” the “Company,” “we,” “our” or “us”) as of the Record Date, in connection with the solicitation of Consents from the stockholders of the Company by our Board of Directors. We are soliciting the Consents in lieu of a special meeting of the stockholders to approve the following proposals (“Proposals”):

1	To amend our Certificate of Incorporation (the “Charter Amendment”) to increase our authorized capitalization from 250,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 350,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Authorized Common Stock Increase”); and
2	To approve a reverse stock split of the Company's issued and outstanding Common Stock within a range of between one-for-fifteen (1:15) and one-for-fifty (1:50) (the “Reverse Stock Split”), granting our Board of Directors (the "Board") with discretionary authority to determine the exact ratio of the Reverse Stock Split, and to approve a form of an amended and restated Certificate of Incorporation (the “Amended and Restated Charter”), implementing the Reverse Stock Split, at such time and date, if it all, as determined by the Board in the exercise of its sole discretion

Approval of the Proposals above requires the affirmative vote or written Consents of Majority Stockholders entitled to vote thereon. There are no rights of appraisal or similar rights of dissenters with respect to the Charter Amendment, the Reverse Stock Split or the Amended and Restated Certificate.

A copy of the form of written Consent to be executed by stockholders is annexed to this Consent Solicitation Statement as Annex A. A form of the Charter Amendment to be filed with the Delaware Secretary of State to implement the Authorized Common Stock Increase is included as Exhibit A to this Consent Solicitation Statement. A form of the Amended and Restated Certificate, implementing, among other, the Reverse Stock Split, is included as Exhibit B to this Consent Solicitation Statement.

Our Board of Directors, on August 16, 2016, unanimously approved the Charter Amendment implementing the Authorized Common Stock Increase, the Reverse Stock Split, and the Amended and Restated Charter. An earlier proposed reverse stock split within a range of 1-for-15 to 1-for -25, giving the Board discretionary authority to determine the exact split ratio, was previously approved by our Board on October 8, 2015, and by our then Majority Stockholders on December 1, 2015.

Under Section 228 of the Delaware General Corporation Law (“DGCL”), and in accordance with our Second Amended and Restated Bylaws, any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a Consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the voting power that would be necessary to authorize or take such action at a meeting.

We are sending this Consent Solicitation Statement to our stockholders of the Record Date. As of such date, there were outstanding 133,720,519 shares of our Common Stock. Only stockholders of record as of the Record Date will be entitled to submit written Consents for such number of shares then held on each Proposal that is the subject of this Consent Solicitation. Consents signed by at least the Majority Stockholders entitled to vote are required in order to approve the Proposals set forth herein. To be counted towards the Consents required for approval of the transactions described herein, your Consents must be received within 60 days from the date of the earliest dated and delivered Consents. Under DGCL and our Certificate of Incorporation the failure to timely deliver written Consents will have the same effect as a vote against the Proposals set forth herein.

In order to register your Consents to the matters set forth herein, you should return your signed and dated written Consents in the enclosed envelope. You may register your Consents by telephone or the internet by following the instructions on Annex A.

Promptly following receipt of the executed written Consents from the Majority Stockholders of our Common Stock as of the Record Date; we intend to effectuate the Charter Amendment by filing it with the Delaware Secretary of State. We also intend to file the Amended and Restated Charter with the Delaware Secretary of State, implementing the Reverse Stock Split, if our Board determines to effectuate the Reverse Stock Split in its sole discretion in order to list our Common Stock on the Nasdaq Capital Market which, in any event, shall become effective a) subsequent to effectiveness of the Charter Amendment; (b) immediately prior to or upon the date that a registration statement on Form S-1 of the public offering of the Company’s Common Stock is declared effective by the SEC; and (c) upon announcement of the Reverse Stock Split by FINRA.

You may revoke your written Consent at any time prior to the time that we have received a sufficient number of Consents to approve the Proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective. The revocation should be sent to us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova.

Our Board of Directors believes that certain large holders of our Common Stock, our executive officers and directors, may provide their Consents to the Proposals, although there has been no formal request or agreement with respect to their authorization of such Consents. 48,180,875 shares (approximately 36%) of our outstanding shares of Common Stock are believed to be controlled and beneficially owned by our officers and directors, and 48,047,650 shares (approximately 35.9%) of our outstanding shares of Common Stock are believed to be controlled and beneficially owned by such holders deemed 5% stockholders as of the Record Date.

We will not consummate the Charter Amendment in the event that we fail to receive properly executed written Consents approving the Charter Amendment set forth herein from the Majority Stockholders.

We will not consummate the Reverse Stock Split and the Amended and Restated Certificate, if we cannot successfully complete our proposed public offering and receive sufficient net proceeds to qualify for listing on the Nasdaq Capital Market. In addition, in the event that (i) we fail to receive properly executed written Consents approving the Reverse Stock Split and the Amended and Restated Certificate set forth herein from the Majority Stockholders; (ii) we are unable to meet qualifications for listing of our Common Stock on Nasdaq or another national securities exchange; or (iii) we will not receive the requisite approval from FINRA and announcement on the Daily List of the Reverse Stock Split. Subject to the foregoing, we intend to file, as soon as practicable, the Charter Amendment with the Delaware Secretary of State, and file the Amended and Restated Certificate immediately prior to or upon the date that a registration statement on Form S-1 of the public offering of the Company’s Common Stock is declared effective by the SEC.

We will pay the costs of soliciting these Consents. In addition to soliciting Consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit Consents personally, by facsimile, by e-mail or by other appropriate means. Mr. Jesse Ayers, will assist in the mailing of this Consent Solicitation Statement, the collection of written Consents and the tabulation of votes, but will not solicit any stockholders. Banks, brokers, fiduciaries and other custodians and nominees who forward written Consents soliciting materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses.

Our executive offices are located at 1311 Pineview Drive Suite 501, Morgantown, West Virginia 26505 and our telephone number there is (304) 292-2226.

FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions by the holders of our Common Stock concerning the actions approved by our Board of Directors and a majority of the persons entitled to provide Consents. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Consent Solicitation Statement, as well as its exhibits, annexes and the documents incorporated by reference in this Consent Solicitation Statement.

Q:	WHO IS ENTITLED TO CONSENT TO THE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?
A:	All holders of our Common Stock as of the Record Date. As of August 16, 2016, there were 133,720,519 shares of our Common Stock issued and outstanding.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
A:	If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent this Consent Solicitation Statement to you directly.

If your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and this Consent Solicitation Statement is being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee to provide your Consent or to withhold Consent to the Proposals set forth herein. Your broker, bank or nominee has enclosed an instruction card for you to use in directing the broker, bank or nominee regarding whether to consents or to withhold consents to the Proposals set forth herein. Your broker, bank, or other nominee will only be able to vote your shares with respect to the Proposals set forth herein if you have instructed them whether to provide your Consent. Your broker, bank, or other nominee has enclosed an instruction form for you to use to direct the broker, bank, or other nominee regarding whether or not to provide the Consent. Please instruct your broker, bank, or other nominee to provide the Consent by using the instruction form you received from them. Please return your completed written Consent or instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide instructions via the Internet or by telephone, you may vote that way as well.

Q:	WILL THERE BE A MEETING OF STOCKHOLDERS TO CONSIDER THE PROPOSALS SET FORTH IN THIS CONSENT SOLICITATION STATEMENT?
A:	No. We will not hold a meeting of stockholders. We are incorporated in the State of Delaware. In accordance with our Second Amended and Restated Bylaws and Section 228 of the DGCL, our stockholders are permitted to take action without a meeting if the votes represented by Consents in writing, that would be necessary to authorize or approve the proposed actions set forth in this Consent Solicitation Statement, represent at least a majority of the outstanding voting power.

Q:	WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS AS TO THE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?
A:	Our Board of Directors unanimously recommends that our stockholders provide their CONSENTS IN FAVOR of the Proposals set forth in this Consent Solicitation Statement.

Q:	WHAT IS THE REQUIRED VOTE TO APPROVE THE PROPOSALS?
A.	Because we are seeking stockholder approval by soliciting written Consents, each Proposal must receive signed written Consents from holders of record on the August 18, 2016 Record Date of at least a majority of the issued and outstanding shares of our Common Stock on the Record Date who are entitled to submit Consents to be approved.

Q:	WHAT DO I NEED TO DO NOW TO REGISTER MY CONSENTS?
A:	After carefully reading and considering the information contained in this Consent Solicitation Statement, you may Consent to each Proposal set forth herein by signing and dating the enclosed written Consents and returning it in the enclosed envelope as soon as possible. You may register your Consent by mail, facsimile or via electronic mail on the internet by following the instructions on Annex A.

Q:	WHAT IF I DO NOT RETURN THE WRITTEN CONSENTS?
A:	Because each Proposal requires the written Consent of the holders of a majority of the outstanding shares of our Common Stock, your failure to respond will have the same effect as Consents Withheld (AGAINST) the Proposals set forth in this Consent Solicitation.

Q:	CAN I VOTE AGAINST THE PROPOSALS?
A:	We are not holding a special meeting of our stockholders, so there will be no “yea” or “nay” vote, as such. However, because each Proposal requires the affirmative Consents of the holders of a majority of our outstanding Common Stock, simply not delivering an executed written Consent in favor of each of our Proposals will have the same practical effect as a Consent withheld against the Proposals would have if they were being considered at a special meeting of stockholders.

Q:	CAN I REVOKE MY CONSENTS AFTER I HAVE DELIVERED IT?
A:	If you are the stockholder of record, you may revoke your written Consent at any time prior to the time that we receive a sufficient number of written Consents to approve the Proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consents previously given is no longer effective. The revocation should be sent to us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova.

If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee, provided that such revocation is made prior to the time that we receive a sufficient number of written Consents to approve the Proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective.

Q:	BY WHEN MUST WE RECEIVE A SUFFICIENT NUMBER OF CONSENTS?
A:	We are requesting you to send us your written Consents by ________, 2016. Our Board of Directors may extend the deadline to receive written Consents in its sole discretion.

Under Section 228(c) of the DGCL written Consents will remain in effect until a sufficient number of Consents are received by us to take the actions proposed herein, provided, however, that such written Consents will not remain effective after 60 days from the date of the earliest dated and delivered Consents.

Q:	WHAT IS THE PURPOSE OF THE AUTHORIZED COMMON STOCK INCREASE AND THE CHARTER AMENDMENT?
A

The purpose of the Authorized Common Stock Increase is to increase our authorized shares of Common Stock from 250,000,000 shares to 350,000,000 shares. This will enable us, among other things, (i) to have a sufficient number of authorized shares of Common Stock to meet our contractual commitments to investors who purchased in March, May, June and July 2016 and through the date of this Consent Solicitation our convertible bridge notes (the “2016 Bridge Notes”) should the outstanding principal amount of the 2016 Bridge Note be converted into shares of our Common Stock; (ii) to meet our contractual obligations to investors that may exercise their outstanding warrants and to issue shares of Common Stock underlying these warrants to these investors; and (iii) to meet our commitment to directors and officers in connection with issuance of shares underlying their warrants.

We intend to effectuate the Authorized Common Stock Increase and the Charter Amendment immediately upon receipt of the signed Consents from the Majority Stockholders by filing of the Charter Amendment with the Delaware Secretary of State.

Q:	WHAT IS THE PURPOSE OF THE REVERSE STOCK SPLIT?
A:

Generally, the effect of a reverse stock split is to increase the market price per share by reducing the number of outstanding shares. The purpose of the proposed Reverse Stock Split is to enable us, immediately prior to, or upon effectiveness of our registration statement filed with the SEC for a public offering of our Common Stock in which we will seek to raise gross proceeds of between $15 million and $20 million (the “Public Offering”), to qualify our Common Stock for listing on the Nasdaq Capital Market or another national securities exchange.

On December 1, 2015, we obtained approval from our stockholder to seek discretionary authority to consummated a prior proposed reverse stock split of our issued and outstanding shares of common stock within a range between 1-for-15 and 1-for-25. However, based upon our current closing market price on the OTCQB of $0.16 per share, we need to obtain another approval from our stockholders, increasing the range of the previously approved reverse stock split to a ratio of between 1-for-15 and up-to 1-for-50 in order to insure that we will meet the initial listing requirements of the Nasdaq Capital Market or another national securities exchange and be able to offer our shares of Common Stock in our proposed Public Offering within a price range of between $4.50 and $6.50 per share.

Our common stock is currently traded on the OTC Markets OTCQB marketplace. Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Capital Market. In order for us to list our Common Stock on The Nasdaq Capital Market or other national stock exchange, we must fulfill certain listing requirements, including, with respect to the Nasdaq Capital Market, a minimum closing price of $4.00 and a minimum tangible net worth or stockholders equity of $5.0 million.

As of August 15, 2016, the closing sale price of our Common Stock was only $0.16 per share on the OTC Markets OTCQB marketplace. We believe that completing the Reverse Stock Split will result in an increase in our adjusted share price that may enable us to list our shares on the Nasdaq Capital Markets, assuming all of the other listing requirements of the Nasdaq Capital Market have also been satisfied. There can be no assurance that following Reverse Stock Split the market price of our Common Stock will increase sufficiently to permit us to list our shares on the Nasdaq Capital Market. No assurance can be given that, even if we satisfy the listing requirements of The Nasdaq Capital Market, we will apply to have our common stock listed on either exchange, or that, if we do so apply, that our application will be approved, or that, if our Common Stock is listed on either exchange, we will be able to satisfy the maintenance requirements for continued listing. In addition, no assurances can be given that the market price for our Common Stock will increase in the same proportion as the reverse split or, if increased, that such price will be maintained.

The full text of the proposed Amended and Restated Charter, implementing the Reverse Stock Split, is included Exhibit B to this Consent Solicitation Statement.

Q:	WHEN WOULD THE REVERSE STOCK SPLIT AND THE AMENDED AND RESTATED CHARTER BECOME EFFECTIVE?
A:	Consummation of filing the Amended and Restated Charter and implementing the Reverse Stock Split, including the final reduced number of shares of Common Stock into which our currently outstanding shares of Common Stock will be converted (within the stockholder-approved range referred to herein), will be subject to certain conditions including our raising approximately $17.0 million of gross proceeds in our Public Offering and the SEC declaring our registration statement for our Public Offering. The Reverse Stock Split shall be effective and will be consummated immediately prior to or upon the effective date of our Public Offering and following (i) the date such actions are approved by our Majority Stockholders on the Record Date in accordance with our receipt of properly executed written Consents on the Proposal of the Reverse Stock Split and (ii) our meeting the qualification requirements for listing of our Common Stock on the Nasdaq Capital Market; and (iii) upon completion of the requisite review of the Reverse Stock Split by FINRA.

Q:	WHAT HAPPENS IF THE CHARTER AMENDMENT DOES NOT RECEIVE CONSENTS FROM OUR MAJORITY STOCKHOLDERS?
A:	If the Charter Amendment does not receive Consents from our Majority Stockholders on the Record Date entitled to provide such Consents, then our Certificate of Incorporation will not be amended to reflect the Authorized Common Stock Increase and Charter Amendment and the Reverse Stock Split will not be effectuated.

Q:	WHAT HAPPENS IF THE REVERSE STOCK SPLIT AND THE AMENDED AND RESTATED CHARTER DOES NOT RECEIVE CONSENTS FROM OUR MAJORITY STOCKHOLDERS?
A:	If the Reverse Stock Split and the Amended and Restated Charter do not receive Consents from our Majority Stockholders on the Record Date entitled to provide such Consents, then we will not be able to effectuate the Reverse Stock Split, and we will not be able to meet qualification of the minimum bid price in order to list our Common Stock on the Nasdaq Capital Market or another national securities exchange, and will not file the Amended and Restated Charter. In addition, if we cannot successfully complete our proposed Public Offering and receive sufficient net proceeds to qualify for listing on the Nasdaq Capital Market, we will not seek to consummate the Reverse Stock Split.
Q:	CAN I REQUIRE YOU TO PURCHASE MY STOCK?
A:	No. Under the DGCL, you are not entitled to appraisal and purchase of your Common Stock as a result of the Reverse Stock Split or any of the other Proposals set forth herein.

Q:	WHO WILL PAY THE COSTS OF SOLICITING CONSENTS AND EFFECTING THE CHARTER AMENDMENT, THE REVERSE STOCK SPLIT, AND THE AMENDED AND RESTATED CHARTER?
A:	We will pay all of the costs of soliciting written Consents to the Proposals, exhibits, annexes and documents incorporated by reference in this Consent Solicitation Statement, including the distribution of this Consent Solicitation Statement. To effectuate the Charter Amendment, we will pay all necessary expenses associated with filing of the Charter Amendment with the Secretary of State of the State of Delaware; to effectuate the Reverse Stock Split, we will pay all the costs associated with filing of the Amended and Restated Charter t with the Secretary of State of Delaware and submission of a proposed Reverse Stock Split to FINRA for its review. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our Common Stock. We are not soliciting any proxies and will not contract for other services in connection with the shareholder action approving the Proposals.

PROPOSAL #1

AUTHORIZED CAPITAL INCREASE AND CHARTER AMENDMENT

On August 16, 2016, our Board have approved and authorized to increase our authorized capital stock from 250,000,000 shares of the Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 350,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share, and filing of the proposed Charter Amendment, implementing this Authorized Common Stock Increase. The Board has ordered that a proposed Charter Amendment, implementing the Authorized Common Stock Increase, be presented to our stockholders for their approval by written consent in lieu of a special meeting of the stockholders. The Board is now asking you to approve the Charter Amendment.

PROPOSAL NO. 2:

REVERSE STOCK SPLIT AND AMENDED AND RESTATED CHARTER

On August 16, 2016, our Board of Directors have approved and authorized (i) a reverse stock split (the “Reverse Stock Split”) of the issued and outstanding shares of Common Stock in a range of between one-for-fifteen (1:15) and one-for-fifty (1:50), with the ultimate reverse split ratio to be determined by the Board of Directors, in its sole discretion, and (ii) an to amend and restate our Certificate of Incorporation, as amended (the “Amended and Restated Charter”), to effectuate such Reverse Split at such time and date, if at all, as determined by the Board of Directors in its sole discretion. The Board has ordered that a proposed Reverse Stock Split and a form of the Amended and Restated Charter, implementing the Reverse Stock Split, be presented to our stockholders for their approval by written consent in lieu of a special meeting of the stockholders. The Board is now asking you to approve the Reverse Stock Split and the Amended and Restated Charter.

A prior reverse stock split within a range of 1-for-15 to 1-for -25, giving the Board discretionary authority to determine the exact split ratio and to effectuate the Reverse Stock Split was previously approved by our Board on October 8, 2015, and by our Majority Stockholders on December 1, 2015.

Pursuant to the Reverse Stock Split, the 133,720,519 shares of Common Stock we currently have outstanding will be reduced to anywhere from approximately 8,914,701 shares (assuming a 1:15 Reverse Stock Split ratio) to 2,674,410 shares (assuming a 1:50 Reverse Stock Split ratio). As permitted under DGCL, shares of Common Stock that would be converted into less than one share as a result of the Reverse Stock Split will instead, at the election of the Board of Directors, be converted into either of the following: (i) the right to receive a cash payment equal to the product of such fraction multiplied by the fair market value of one share of Common Stock, as of the effective date of the Reverse Stock Split, or (ii) the right to receive a scrip or warrant in registered form to purchase our Common Stock which shall enable the holder thereof to receive a full share upon the surrender of such scrip or warrant aggregating a full share.

Our Board of Directors has the discretion to determine the date on which to effectuate the Reverse Stock Split and may determine not to proceed with the Reverse Stock Split, even if approved by our stockholders, in the event that the Company fails to meet qualification requirements for listing of our Common Stock on the Nasdaq Capital Market or FINRA will not approve the Reverse Stock Split and will not announce it on the Daily List. We expect to consummate the Reverse Stock Split and the Amended and Restated Charter as soon as practicable after (i) receiving the required executed written consent from the Majority Stockholders of our Common Stock as of the Record Date, but in any event, a) subsequent to effectiveness of the Charter Amendment; b) prior to or upon the effective date of the registration statement on Form S-1 of the contemplated public offering of the Company’s Common Stock with the SEC; and c) upon announcement of the Reverse Stock Split by FINRA on the Daily List.

If we cannot successfully complete our proposed Public Offering and receive sufficient net proceeds to qualify for listing on the Nasdaq Capital Market, we will not seek to consummate the Reverse Stock Split.

The Reverse Stock Split will only become effective upon filing the Amended and Restated Certificate of Amendment with the Secretary of State of Delaware (the “Amended and Restated Charter”). The form of the proposed Amended and Restated Charter Amendment to effectuate the Reverse Stock Split is included as Exhibit B to this Consent Solicitation Statement. The following discussion is qualified in its entirety by the full text of the Amended and Restated Charter.

The Reverse Stock Split shall be effectuated for Common Stock on a stock certificate by stock certificate basis, such that any fractional shares of Common Stock, resulting from the Reverse Stock Split and held by a single record holder shall be aggregated. No fractional shares of Common Stock shall be issued upon the combination of any such shares in the Reverse Stock Split, and all such fractional interests will be rounded down to the nearest whole number. Issued and outstanding stock options, convertible notes and warrants will be split on the same basis and exercise prices will be adjusted accordingly. The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Company or its transfer agent.

Assuming that the Charter Amendment is filed prior to the effectiveness of the Reverse Stock Split, then the 350,000,000 authorized shares of our Common Stock and 10,000,000 authorized shares of our Preferred Stock, and the $0.0001 par value of each share of our Common Stock and Preferred Stock will not be affected as a result of the Reverse Stock Split. However, all of our outstanding shares of Common Stock, shares of Common Stock issuable upon conversion of our convertible notes and shares of Common Stock issuable upon exercise of our outstanding warrants and options (as set forth below) will be adjusted to give effect to the Reverse Stock Split.

Purposes of the Reverse Stock Split

Generally, a reverse stock split is expected to increase the market price per share by reducing the number of outstanding shares. See “Potential Risks of the Reverse Stock Split” below. A reverse stock split typically does not increase the aggregate market value of all outstanding shares. Following the Reverse Stock Split, there can be no assurance that the bid price of our Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from such Reverse Stock Split.

The Amended and Restated Charter is designed to authorize our Board of Directors to effect the Reverse Stock Split of our currently 133,720,519 issued and outstanding shares of Common Stock within a range of no less than one-for-fifteen (1:15) and no more than one-for-fifty (1:50) within one year after the date such action is approved by the stockholders.

Our common stock is currently traded on the OTC Markets OTCQB marketplace. Such trading market is considered to be less efficient than that provided by a national stock exchange such as The Nasdaq Capital Market. In order for us to list our common stock on The Nasdaq Capital Market, we must fulfill certain listing requirements, including minimum bid price requirements for our common stock. We intend to list our Common stock on the Nasdaq Capital Market or other national securities exchange. In order to qualify to list our shares on the Nasdaq Capital Market we will need to maintain a minimum $4.00 per share market price. Between April 2014 and August 15, 2016, the market price of our common stock has declined from a high of $2.10 per share to as low as $0.11 per share and closed on August 15, 2016 at $0.16 per share. In order to offer our shares of our Common Stock in a contemplated Public Offering for sale within the anticipated price range of between $4.50 and $6.50 per share, unless the current market price of our Common Stock increases, we will need to obtain stockholder approval to increase the range of our Reverse Stock Split to up to 1-for-50 and to grant our Board authority to determine the exact reverse stock split ratio in its sole discretion based upon the market price of our Common Stock on the date of such determination and with such reverse stock split to be effective at such time and date, if at all, as determined by the Board in its sole discretion. However, following the Reverse Stock Split, there can be no assurance that the closing bid price or closing price per share of our Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from such Reverse Stock Split.

Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Our Board of Directors believes that the anticipated higher market price resulting from a Reverse Stock Split may reduce, to some extent, the negative effects on the liquidity and marketability of our Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Potential Risks of the Reverse Stock Split

We are seeking this approval for the Reverse Stock Split from our stockholder in order to qualify to list our shares on the Nasdaq Capital Market we will need to maintain a minimum $4.00 per share market price. This increase in a reverse split ratio from the reverse stock ratio of up to 1-for 25 previously authorized by our stockholders is significant, and there can be no assurance that such stockholder approval will be obtained. If we cannot obtain this approval from our stockholders for the proposed Reverse Stock Split for up to 1-for-50, we will not be able to comply with the minimum bid price requirement on the Nasdaq Capital Market or other national securities exchange, will not be able to list our common stock on any of these national securities, and therefore, be required to abandon this offering. We also will not be able to offer our shares of common stock for sale within the anticipated price range of between $4.50 and $6.50 per share in a proposed Public Offering, unless the current market price of our common stock increases prior to the effective date of the registration statement.

Even if we receive the requisite approval from our stockholders for the proposed Reverse Stock Split with the requisite Reverse Stock Split ratio to be in compliance with the minimum bid price of the Nasdaq Capital Market, there can be no assurance that the market price of our Common Stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company's common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of a reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the Nasdaq Capital Market's minimum bid price requirement. In addition to specific listing and maintenance standards, the Nasdaq Capital Market has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our common stock.

Additionally, the liquidity of our Common Stock could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Although our Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by any increased investor interest in our Common Stock resulting from a higher per share price.

In addition, there can be no assurance that the Reverse Stock Split or the net proceeds, if any, we receive from our Proposed Public Offering, will permit us to successfully meet the quantitative and qualitative Nasdaq Capital Market or other national securities exchange listing criteria, including the requirement to maintain a minimum per share closing bid price of $4.00 and stockholders’ equity of at least $5,000,000, to effect the proposed up-listing of our Common Stock to the Nasdaq Capital Markets. If we cannot successfully complete our proposed Public Offering and receive sufficient net proceeds to qualify for listing on the Nasdaq Capital Market, we will not seek to consummate the Reverse Stock Split.

Principal Effects of a Reverse Stock Split

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. We do not expect the Reverse Stock Split to affect the registration of our Common Stock under the Exchange Act. Our Common Stock is currently quoted under the symbol “PRGB” in the over-the-counter markets, including the QB tier of the OTC Markets Group, Inc. The Reverse Stock Split will not be implemented until we receive the requisite approval from FINRA and meet the initial listing qualification requirements of the Nasdaq Capital Market.

After the effective date of the Reverse Stock Split, each stockholder will own fewer shares of our Common Stock. However, the Reverse Stock Split will generally affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our stockholders receiving shares rounded down to the nearest whole number in lieu of fractional shares. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be effected by a Reverse Stock Split to purchase our Common Stock. Further, the number of stockholders of record will not be effected by a Reverse Stock Split.

The Reverse Stock Split may decrease the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, the rules of the Nasdaq Capital Markets and NYSE MKT require that we have 300 and 400 round lot stockholders, respectively, to be listed on such Exchange. Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

The Reverse Stock Split would not change the number of authorized shares of our Common Stock as designated by our Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase from 133,720,519 to 8,914,701 (assuming a 1:15 Reverse Stock Split ratio) or 2,674,410 (assuming a 1:50 Reverse Stock Split ratio), proportionately to the ratio of the Reverse Stock Split.

These Proposals have been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of our Common Stock that would become available for issuance following the Reverse Stock Split could also be used by our management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, our Board of Directors could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Our Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control, and the Proposals were not adopted to thwart any such efforts.

The following table depicts the prospective effects of the Reverse Stock Split on the number of shares of our Common Stock outstanding, the number of shares of our common stock reserved for future issuance and the number of authorized but unissued and unreserved shares of our common stock that would be available for issuance after the Reverse Stock Split. As discussed above, the number of shares of our common stock authorized for issuance under our Certificate of Incorporation would remain unaffected by the Reverse Stock Split.

Common Stock Outstanding(1)
Prior to the Reverse Stock Split	133,720,519
Pro-forma a 1:15 Reverse Stock Split ratio	8,914,701
Pro-forma a 1:50 Reverse Stock Split ratio	2,674,410

Convertible Securities

We currently have outstanding $2,001,000 of 20% original issue discounted unsecured convertible debentures bearing interest at a rate of 10% per annum (the “Debentures”, each individually a “Debenture”). The principal amount of a Debenture may be converted in whole or in part, into shares of our Common Stock at a conversion price of $0.25 per share. Immediately following the Reverse Stock Split, such Debentures will be subject to adjustment pursuant to which the shares of Common Stock to be issued upon full conversion will be combined and reduced into a smaller number of shares (within the stockholder-approved range referred to above) or the conversion price of $0.25 per share will be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the Reverse Split.

Preferred Stock

On March 31, 2015, all of the 3,785,815 outstanding shares of our preferred stock, par value $0.0001 per share (“Preferred Stock”) converted automatically by their terms into shares of our Common Stock determined by dividing the stated value by $0.25 per share. As of June 30, 2015, the Company does not have any outstanding shares of Preferred Stock.

Options

As of August 16, 2016 we currently have outstanding options (including options granted under the 2002 Plan, 2013 Plan and Consulting Options) to purchase an aggregate of 666,000 shares of our Common Stock at an exercise prices ranging between $0.50 and $2.00 or a weighted average exercise price of $0.89 per share, subject to adjustments. Immediately following the Reverse Stock Split, such options will be exercisable to purchase approximately an aggregate of between 44,400 shares and 13,320 shares of our Common Stock. The number of shares reserved for issuance under our existing equity incentive plans would be reduced proportionally based on the ratio of the Reverse Stock Split.

Warrants

As of August 16, 2016 we currently have outstanding warrants to purchase an aggregate 82,951,645 shares of our Common Stock at exercise prices ranging between $0.38 and $2.25 per share or a weighted average exercise price of $0.86 per share, subject to adjustment. Immediately following the Reverse Stock Split, such warrants will be exercisable to purchase approximately an aggregate of between 5,530,110 shares and 1,659,033 shares of our Common Stock.

Fractional Shares

We will not issue any fractional shares as a result of the Reverse Stock Split, and all such fractional interests will be rounded down to the nearest whole number. Issued and outstanding stock options, convertible notes and warrants will be split on the same basis and exercise prices will be adjusted accordingly.

Implementation and Exchange of Stock Certificates

Once we receive the requisite stockholder approval and subject to the Board determination and approval of our application from Nasdaq of any other national exchange for listing of our Common Stock, we will file the Amended and Restated Charter, included as Exhibit B to this Consent Solicitation Statement, with the Delaware Secretary of State and effectuate the Reverse Stock Split at the time specified in such Certificate of Amendment, which we refer to as the effective date.

As of the effective date of the Reverse Stock Split, each certificate representing shares of our Common Stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Stock Split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other securities would also be automatically adjusted on the effective date.

Our transfer agent, Island Stock Transfer, is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities exercisable for our Common Stock would be notified of the effectiveness of the Reverse Stock Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares resulting from the Reverse Stock Split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

No Dissenters’ Rights

In connection with the approval of the Charter Amendment, implementing the Authorized Common Stock Increase, the Reverse Stock Split and the Amended and Restated Charter, you and our other stockholders will not have a right to dissent and obtain payment for shares under the DGCL or our Certificate of Incorporation or By-laws, as amended to date.

Accounting Consequences

As of the effectiveness of the Reverse Stock Split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Tax Consequences

The following discussion sets forth the material United States federal income tax consequences that management believes will apply to us and our stockholders who are United States holders upon the effective date of the Reverse Stock Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Stock Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-Reverse Stock Split shares for post-Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Stock Split shares exchanged. The stockholder’s holding period for the post-Reverse Stock Split shares will include the period during which the stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split. We also should not recognize any gain or loss as a result of the Reverse Stock Split.

Financial Information

Our audited consolidated financial statements and accompanying notes filed with our Annual Report on Form 10-K for the year ended December 31, 2015, (our “Annual Report”), are incorporated herein by reference.

Our unaudited condensed consolidated interim financial statements and accompanying notes filed with our Quarterly Report on Form 10-Q for the period ended March 31, 2016 (our “Quarterly Report”), are incorporated herein by reference.

Item 7 of Part II of our Annual Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Item 2 of Part I of our Quarterly Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Effectiveness of the Charter Amendment

If the proposed Charter Amendment, included as Exhibit A to this Consent Solicitation Statement, is adopted, we will immediately file the Charter Amendment with the Secretary of State of the State of Delaware, and the Charter Amendment will become effective upon this filing.

Effectiveness of the Reverse Stock Split and the Amended and Restated Charter

If the proposed Amended and Restated Charter, included as Exhibit B to this Consent Solicitation Statement, is adopted, approving the Reverse Stock Split, and the Board determines the exact ratio of the Reverse Stock Split and the time of the effectiveness of the Reverse Stock Split, we will file the Amended and Restated Charter, which will occur, in any event, subsequent to filing of the Charter Amendment and prior to or upon the effective date of the registration statement on Form S-1 of the public offering of the Company with the SEC.

Required Vote

Each Proposal requires written Consents from holders of record of at least a majority of the issued and outstanding shares of our Common Stock on the Record Date who are entitled to submit such Consents.

Recommendation of the Board of Directors

Our Board of Directors recommends that you CONSENT (FOR) to each Proposal: 1) the Charter Amendment, implementing the Authorized Common Stock Increase; and 2) the Reverse Stock Split and the Amended and Restated Charter, to effectuate the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of August 16, 2016, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our Common Stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the Common Stock is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes any shares of Common Stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of August 16, 2016. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the following table is based on 133,720,519 shares of Common Stock outstanding as of August 16, 2016 plus, for each individual, any securities that individual has the right to acquire within 60 days of August 16, 2016.

Title of Class: Common Stock

Name and Address of Beneficial Owner	Title	Beneficially Owned*	Percent of Class**
Officers and Directors
Stephen Turner	Chief Executive Officer and Chairman of the Board	2,715,525(1)	2.02%
Stanley Hostler	Secretary and Director	9,271,900(2)	6.77%
Greg Kilby	Vice President and Chief Operating Officer	131,250(3)	*
Matthew Powell	Vice President, Research & Development	175,000(4)	*
Steve Antoline	Director	17,832,675(5)	12.41%
Leonard Harris	Director	4,206,625(6)	3.12%
Ed Roberson	Director	645,375.00 (7)	*
Scott Segal	Director	3,358,150 (8)	2.49%
Josiah T. Austin	Director	9,631,025 (9)	6.95%
Patrick Gallagher	Director	96,675 (10)	*
Maged Shenouda	Director	116,675(11)	*
Officers and Directors as a Group (total of 13 persons)		48,180,875	36%
5% Stockholders
El Coronado Holdings, LLC		14,510,150 (12)	10.53%
Summit Resources, Inc.	—	15,431,950 (13)	10.80%
Andreas Wawrla		18,105,550(14)	12.82%

*	Represents ownership under 1%.

(1)	Includes 2,197,375 shares of common stock, 168,150 shares of common stock to be acquired upon the exercise of warrants and 350,000 shares of common stock to be acquired upon the exercise of stock options.
(2)	Includes 3,554,400 shares of common stock, 1,390,200 shares of common stock to be acquired upon the exercise of warrants and 766,000 shares of common stock to be acquired upon the exercise of stock options. Also includes 2,481,659 shares of common stock held by Mr. Hostler’s wife, Virginia Child and 1,003,422 shares of common stock to be acquired upon the exercise of warrants held by Mr. Hostler’s wife, Virginia Child. Also includes 148,312 shares of common stock and 111,234 shares of common stock to be acquired upon the exercise of warrants jointly held by Stanley Hostler and Virginia Child.
(3)	Includes 75,000 shares of common stock to be acquired upon the exercise of stock options.
(4)	Includes 250,000 shares of common stock to be acquired upon the exercise of stock options.
(5)	Includes 1,514,048 shares of common stock and 920,000 shares of common stock to be acquired upon the exercise of warrants owned of record by the Steve A. Antoline 2006 Irrevocable Trust (the “Antoline Trust”). Also includes 5,809,397 shares of common stock and 8,662,536 shares of common stock to be acquired upon the exercise of warrants owned of record by Summit Resources, Inc. As the trustee of the Antoline Trust and president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by the Antoline Trust and Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of common stock and the shares of common stock to be acquired upon the exercise of warrants held of record by the Antoline Trust and Summit Resources, Inc. Includes 100,000 shares of common stock to be acquired upon the exercise of stock options.
(6)	Includes 2,856,735 shares of common stock, 813,222 shares of common stock to be acquired upon the exercise of warrants and 450,000 shares of common stock to be acquired upon the exercise of stock options.
(7)	Includes 167,600 shares of common stock, 57,260 shares of common stock to be acquired upon the exercise of warrants and 157,750 shares of common stock to be acquired upon the exercise of stock options. Also includes 67,856 shares of common stock and warrants to purchase 50,000 shares of common stock owned of record by Morgan Keegan & Co, Inc., an IRA account of Ed Roberson.
(8)	Includes 2,386,177 shares of common stock, 625,305 shares of common stock to be acquired upon the exercise of warrants and 350,000 shares of common stock to be acquired upon the exercise of stock options.
(9)	Includes 4,841,400 shares of common stock, 166,675 shares of common stock to be acquired upon the exercise of stock options, 160,676 shares to be acquired upon the exercise of warrants, and 606,050 shares of common stock upon the conversion of a convertible debenture
(10)	Includes 80,000 shares of common stock and 16,675 shares of common stock to be acquired upon the exercise of stock options.
(11)	Includes 100,000 shares of common stock and 16,675 shares of common stock to be acquired upon the exercise of stock options.
(12)	Includes 10,493,250 shares of common stock and 4,016,900 shares of common stock to be acquired upon the exercise of warrants.
(13)	Includes 5,809,397 shares of common stock and 8,662,536 shares of common stock to be acquired upon the exercise of warrants. As president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of common stock and the shares of common stock to be acquired upon the exercise of warrants held of record by Summit Resources, Inc.
(14)	Includes 10,605,550 shares of common stock and 7,500,000 shares of common stock to be acquired upon the exercise of warrants.

STOCKHOLDER PROPOSALS

Proposals of shareholders intended to be presented at our next annual meeting of shareholders must be received by us a reasonable amount of time prior to when we begin to print and send our proxy materials for such meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the shareholder fails to give notice in reasonable time prior to when we begin to print and send our proxy materials for such meeting, then the persons named as proxies in the proxies solicited by our Board of Directors for our next annual meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORTS

We shall provide a copy of our Annual Report and Quarterly Report, without charge, to each person to whom a Consent Solicitation Statement is delivered, upon written or oral request of such person delivered to us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova. Copies may also be obtained without charge through the SEC’s web-site at http://www.sec.gov.

“HOUSEHOLDING” OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may employ the practice of “householding” proxy statements and annual reports. This means that only one copy of this Consent Solicitation Statement may have been sent to multiple stockholders residing at the same household. If you would like to obtain an additional copy of this Consent Solicitation Statement, please contact us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act. For further information about us, you may refer to our Annual Report and our Quarterly Report, copies of which are enclosed herewith. You can review these filings at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. These filings are also available electronically on the World Wide Web at http://www.sec.gov.

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address set forth in the prior sentence.

August 16, 2016

By Order of the Board of Directors

/s/ Stephen Turner
Stephen Turner
Chief Executive Officer

Exhibit A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
PROTEA BIOSCIENCES GROUP, INC.

(a Delaware corporation)

The undersigned, Stephen Turner, hereby certifies that:

1. He is the Chief Executive Officer of Protea Biosciences Group, Inc. (the “Corporation”), a Delaware corporation, and is duly authorized by the unanimous written consent of the Board of Directors of the Corporation to execute this instrument.

2. The present name of the Corporation is “Protea Biosciences Group, Inc.” The Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on May 24, 2005, as amended on September 2, 2011, June 24, 2013, October 30, 2014, March 12, 2015 and July 2, 2015.

3. This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation’s Board of Directors and duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The Fifth Article of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

5. The total number of shares of capital stock which the Corporation shall have authority to issue is: three hundred sixty million (360,000,000). These shares shall be divided into two classes with three hundred and fifty million (350,000,000) shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this    day of         , 2016.

/s/ Stephen Turner

Stephen Turner
Chief Executive Officer

Exhibit B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
Protea biosciences group, inc.

Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Protea Biosciences Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the Corporation is Protea Biosciences Group, Inc, and the original Certificate of Incorporation of this Corporation was filed with the Secretary of State of the State of Delaware on May 24, 2015 under the name “SRKP 5, Inc.”.

B.      The board of directors of the Corporation (the “Board of Directors”) duly adopted a resolution, pursuant to Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) setting forth and adopting this Amended and Restated Certificate of Incorporation of the Corporation.

C.      The stockholders of the Corporation duly approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the DGCL.

D.      This Amended and Restated Certificate of Incorporation deletes Article 4, renumbers and amends Articles 5, 6, 7, 8 and 9, and restates, integrates and further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

E. The text of the Amended and Restated Certificate of Incorporation of this Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Protea Biosciences Group, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711. Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the DCGL, as the same exists or as may hereafter be amended from time to time.

ARTICLE IV

4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is Three Hundred and Sixty Million (360,000,000) shares, consisting of Three Hundred Fifty Million (350,000,000) shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

4.2 Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this Article IV.

4.3 Common Stock.

(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this certificate of incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the Corporation , as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock), and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

(d) As determined by the Board of Directors of the Corporation, in the exercise of its sole discretion, upon effectiveness of this Certificate of Incorporation (the “Split Effective Time”), each [fifty (50)] shares of our Common Stock shall be combined and converted automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued in connection with the reverse stock split, and all such fractional interests will be rounded down to the nearest whole number. Each holder of record of a certificate which immediately prior to the Split Effective Time represents outstanding shares of Common Stock (an “Old Certificate”) shall be entitled to receive upon surrender of such Old Certificate to the Corporation’s transfer agent for cancellation, a certificate (a “New Certificate”) representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old Certificate so surrendered are combined and converted. From and after the Split Effective Time, Old Certificates shall represent only the right to receive New Certificates as aforesaid and, to the extent the Corporation so elects, cash pursuant to the provisions hereof. The amount of capital represented by the shares of Common Stock outstanding in the aggregate immediately after the Split Effective Time shall be adjusted from the capital account of the Common Stock to the additional paid in capital account for each share of Common Stock fewer outstanding immediately following the Reverse Stock Split than immediately prior to the Reverse Stock Split, such transfer to be made at the Split Effective Time. The Reverse Stock Split will have no effect on the Authorized Capital Stock of the Corporation..

4.4. Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designations [filed pursuant to the DGCL] the powers, designations, preferences and relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions that dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

5.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

5.2. Number of Directors; Election; Term.

(a) Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire Board of Directors shall be fixed solely by resolution of the Board of Directors.

(b) Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

5.3 Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and [except as otherwise provided in the DGCL, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been assigned by the Board of Directors and until his or her successor shall be duly elected and qualified.

5.4 Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation only for cause.

ARTICLE VI

6.1 Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

6.2 Indemnification.

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.

The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Any repeal or amendment of this Article VI by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article VI will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

ARTICLE VII

Exclusive Jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or Bylaws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.

ARTICLE VIII

Amendment. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including, without limitation, any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VIII. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66⅔% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Article V, Article VI, Article VII or this Article VIII (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).

ARTICLE IX

The effective date and time of this Amended and Restated Certificate of Incorporation shall be ___ _________, 2016.

IN WITNESS WHEREOF, Protea Biosciences Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this ____ day of ______, 2016.

PROTEA BIOSCIENCES GROUP, INC.

By:
Stephen Turner
President, Authorized Person

ANNEX A

WRITTEN CONSENT OF STOCKHOLDERS OF
PROTEA BIOSCIENCES GROUP, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, being a stockholder of record of Protea Biosciences Group, Inc. (the “Company”) as of August 18, 2016 hereby takes the following action, in accordance with our Bylaws, as amended to date, and pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”) held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consent, pursuant to Section 228 of Title 8 of the Delaware Code, to the two (2) Proposals set forth below, as the same are described in the Company’s Consent Solicitation Statement on Schedule 14A, dated August __, 2016, without a meeting.

(Place an “X” in the appropriate boxes)

The Board of Directors recommends that Stockholders CONSENT to the following Proposals

Proposal 1.	An amendment to our Certificate of Incorporation, as amended (the “Charter Amendment”) to increase authorized capitalization (the “Authorized Common Stock Increase”) from 250,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 350,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share
Proposal 2	Approval of a reverse stock split of Common Stock, within a range of between one-for-fifteen (1:15) and one-for-fifty (1:50), with the exact reverse stock split ratio to be determined by the Board of Directors, in its sole discretion, and the related approval of the amended and restated Certificate Incorporation of the Company (the “Amended and Restated Charter”) to effectuate the Reverse Stock Split, to be effective at such time and date, if at all, as determined by the Board in its sole discretion

Proposal 1.

RESOLVED, that Article 5 of the Certificate of Incorporation of the Corporation, as previously amended, be further amended to add the following paragraph to the end thereof:

The total number of shares of capital stock which the Corporation shall have authority to issue is: three hundred sixty million (360,000,000). These shares shall be divided into two classes with three hundred and fifty million (350,000,000) shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

RESOLVED, that the Certificate of Amendment (the “Charter Amendment”) to the Certificate of Incorporation of the Corporation attached as Exhibit A to the Corporation’s Consent Solicitation Statement dated August ___, 2016 (the “Consent Solicitation Statement”) be, and it hereby is, authorized, approved and adopted in all respects.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

Proposal 2.

RESOLVED, that the reverse stock split of Common Stock, , within a range of between one-for-fifteen (1:15) and one-for-fifty (1:50), with the exact reverse stock split ratio to be determined by the Board of Directors, in its sole discretion (the “Reverse Stock Split”) hereby is, authorized, approved and adopted in all respects; and

RESOLVED, that the amended and restated Certificate Incorporation (the “Amended and Restated Charter”), attached as Exhibit B to the Corporation’s Consent Solicitation Statement dated August ___, 2016 (the “Consent Solicitation Statement”) to effectuate the Reverse Stock Split, to be effective at such time and date, if at all, as determined by the Board of Directors in its sole discretion, be, and it hereby is, authorized, approved and adopted in all respects.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

INSTRUCTIONS:  TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF EACH PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO EACH PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

MAIL:  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova.

TELEPHONE:  Call 1-727-289-0010 and follow the instructions

FACIMILE:  Mark, sign and date your proxy card and return it via fax to 1-727-289-0069.

INTERNET:  Visit www.islandstocktransfer.com. Click on Vote Your Proxy. Enter your control number. Enter your vote.

EMAIL: Send email to akotlova@islandstocktransfer.com with “Proxy Materials Protea Biosciences, Inc.” in the subject line.	Dated:
[print name of record stockholder as set forth on stock certificate]	[signature of record stockholder or person authorized to sign on behalf of record stockholder]
[title or authority of authorized person, if applicable]	[signature, if held jointly]

If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Stockholders shall vote all shares to which the signatory is entitled. This Written Consent of Stockholders, together with all written Consent in substantially the same form, shall be treated as a single Consent of stockholders.